Exhibit 10.8

AMENDMENT NO. 1 TO SECURED CONVERTIBLE NOTE

This Amendment No. 1 to Secured Convertible Note (this “Amendment”), effective as of March 31, 2008, is entered into by and among Rim Semiconductor Company, a Utah corporation (the “Company”), and the borrowers identified on the signature pages hereof (each a “Borrower” and collectively “Borrowers”).

RECITALS:

A.           The Company and the Borrowers each entered into a Secured Convertible Note, dated effective as of December 5, 2007 (each a “Note” and collectively, the “Notes”).

B.           Pursuant to Paragraph 1.1 of the Notes, interest payable on each Note accrues at an annual rate of 10% and is payable quarterly, beginning March 31, 2008.

C.           An accrued interest payment is due and payable on each Note on March 31, 2008 (such payment as to each Borrower is referred to as such Borrower’s “March Accrued Interest Amount”).

D.           The Company and the Borrowers desire to amend the Notes to defer the March Accrued Interest Amount to June 30, 2008 (the “Deferred Payment Date”), and to provide for the Company to pay each Borrower an additional amount (the “Premium Amount”) equal to 10% of its March Accrued Interest Amount in exchange for such deferral, all as provided below.

AGREEMENT:

In consideration of the promises and mutual agreements contained herein and in the other Transaction Documents (as defined below), the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

1.           Definitions.  All capitalized terms used but not defined herein shall have the meanings given to them in the Notes.  As used herein, the term “Transaction Documents” means the Subscription Agreement, the Notes, the Warrants, the Security Agreement, the Escrow Agreement, the Subsidiary Guaranty, any other documents delivered in connection with the Subscription Agreement, and any prior amendment to or waiver regarding any of the foregoing

2.           Deferral of March Accrued Interest.  Notwithstanding any provision to the contrary in the Transaction Documents, including without limitation the Notes, each of the Borrowers waives the Company’s obligation to pay such Borrower’s March Accrued Interest Amount until the Deferred Payment Date.  The parties further agree that on the Deferred Payment Date, the Company shall pay each Borrower an amount equal to such Borrower’s March Accrued Interest Amount times 1.1 (i.e., payment would be made of the March Accrued Interest Amount plus the Premium Amount).  By way of illustration, if a Borrower’s March Accrued Interest Amount was $10,684.89, then on the Deferred Payment Date, the Company would pay such Borrower $10,684.89 times 1.1, or $11,753.38 in consideration of such Borrower’s agreement to defer payment of the March Accrued Interest Amount until the Deferred Payment Date.

3.           Conversion of Accrued Interest.  The parties agree that nothing in this Amendment shall prohibit Borrower from converting some or all of the March Accrued Interest Amount into common stock of the Company as provided in Section 2.1 of the Note.  If such conversion occurs prior to the Deferred Payment Date, Borrower shall receive a pro rated Premium Amount on the converted March Accrued Interest Amount based upon the number of days following March 31, 2008 that the March Accrued Interest Amount remained unconverted.  By way of illustration, there are 91 days between March 31, 2008 and the Deferred Payment Date.  If a Borrower’s entire March Accrued Interest Amount were converted into common stock on May 1, 2008, or 30 days after March 31, the Borrower would be entitled to convert, in addition to the March Accrued Interest Amount, an additional amount equal to 10% of such March Accrued Interest Amount, multiplied by 0.32967 (i.e., 30 divided by 91).  Using the example in Paragraph 2 above, the amount to be converted on May 1, 2008 would be $11,037.14 ($10,684.89 times 1.032967).

4.           Miscellaneous.

4.1.                      Ratification; Entire Agreement.  This Amendment, the Note, and all other Transaction Documents set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof.  Except as expressly amended herein and as such amendment may require additional amendment to specific terms and conditions, with such amendment being deemed made hereby, all of the terms and provisions of the Note, and all other documents and agreements between the Company and Borrower shall continue in full force and effect and the same are hereby ratified and confirmed.  In connection with this Amendment and the transactions contemplated hereby, each of the parties agrees to execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform its respective obligations under this Amendment and the transactions contemplated hereby.

4.2.                      Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be regarded as an original and all of which shall constitute one and the same instrument.

4.3.           Successors and Assigns.  This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

4.4.           Effect of Headings.  The headings of the various sections and subsections herein are inserted merely as a matter of convenience and for reference and shall not be construed as in any manner defining, limiting, or describing the scope or intent of the particular sections to which they refer, or as affecting the meaning or construction of the language in the body of such sections.

[Signature Page Follows]

SIGNATURE PAGE TO AMENDMENT NO. 1 TO SECURED CONVERTIBLE NOTE

IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the date first above written.

RIM SEMICONDUCTOR COMPANY a Utah corporation By: /s/ Brad Ketch Name: Brad Ketch Title: President and CEO

BORROWER
Name of Borrower: /s/ (Signature) By: